Exhibit 10.1

RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT (this “Agreement”), dated as of the 24th day of March 2020 (the “Effective Date”) and effective as of the Rescission Effective Time (as hereinbelow defined), is made by and between CORETTE, LLC, a Delaware limited liability company (“Corette”) and KINETIC GROUP INC., a Nevada corporation (“Kinetic,” together with Corette, the “Parties” and each individually, a “Party”) with respect to the following facts and circumstances: (i) as part of a single transaction (such transaction, the “Subject Transaction”), the Parties entered into a certain Assignment and Conveyance Agreement dated November 11, 2019, pursuant to which Corette assigned to Kinetic (the “Subject Contribution”) Corette’s 100% ownership interest in and to Fairway LLC, a Nevada limited liability company (“Fairway” and such membership interest therein, the “Subject Membership Interest”), which in turn was and is the 100% owner of Solstice Marketing Concepts LLC., a Delaware limited liability company (“Solstice” and collectively with Corette and Fairway, the “Corette Parties” and each individually, a “Corette Party”); (ii) also as a part of the Subject Transaction, Kinetic issued 26,349,800 shares (the “Subject Shares”) of its common stock to Corette (the “Subject Securities Issuance”) pursuant to that certain Unanimous Written Consent of the Board of Directors of Kinetic dated November 26, 2019 and in consideration for the Subject Contribution; (iii) for the purposes of this Agreement only, each Party acknowledges that it was misinformed with respect to the material elements and corresponding conditions of the Subject Transaction, such that the Subject Transaction, the Subject Contribution, and the Subject Securities Issuance are each void ab initio and of no force or effect; and (iv) the purpose of this Agreement is to mutually confirm and document that the Subject Transaction, the Subject Contribution, and the Subject Securities Issuance are each rescinded, and to provide for the requisite activities to rescind and unwind the Subject Transaction and to restore the Parties to their respective holdings, positions, and relative interests prior to the Subject Transaction, restitutio in integrum.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Rescission and Related Activities

1.1 Rescission. At 5:00 P.M., Eastern Standard Time on March 24, 2020 (the “Rescission Closing Time”), and effective retroactively as of the respective time that each element (i.e., the Subject Contribution and the Subject Securities Issuance) of the Subject Transaction occurred (the “Rescission Effective Time”), the Subject Transaction, the Subject Contribution, and the Subject Securities Issuance are each rescinded (the “Rescission”).

1.2 Activities to Consummate Rescission. To give effect to the Rescission, on or before the Rescission Closing Time: (i) Corette shall execute and deliver to Kinetic and its transfer agent, instruments cancelling the Subject Shares; (ii) Kinetic shall execute and deliver a document in form satisfactory to Corette, acknowledging that the Subject Contribution has been rescinded and acknowledged to be void ab initio, and as well, for the avoidance of doubt, an assignment to Corette of all of the ownership interest in Fairway, which assignment shall be in form satisfactory to Corette; and (iii) Kinetic shall cause to be delivered to Corette, instruments in form acceptable to Corette under which each Subject Kinetic Person (as defined below) shall irrevocably acknowledge and consent to the Rescission and waive any claims by any such Subject Kinetic Person against Corette Parties and/or their principals, Nathan Rosenberg and Claudio Dotta (together, the “Corette Principals”), arising from such Subject Kinetic Person’s acquisition of securities in, financing of, or other activities related to, Kinetic and/or the Subject Transaction.

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1.3 Assignment of Convertible Notes; Trade Payables.

(a) Assignment of Convertible Notes. On or prior to the Rescission Closing Time, Kinetic will obtain all required written consents to each of the parties listed on Appendix 2 attached hereto (such parties, the “Subject Kinetic Note Holders”) to cause the assumption in full of each of the Convertible Redeemable Notes (the “Redeemable Notes”) set forth on said appendix to Fairway. After the Rescission Closing Time, the Redeemable Notes will become a direct obligation of Fairway and will give effect to the full release of Kinetic from any obligations arising under Redeemable Notes.

(b) Trade Payables. Prior to the Rescission Closing Time, Fairway will receive and approve a list of payables from Kinetic, including but not limited to, amounts owed to Kinetic’s auditor, transfer agent, accountants, consultants, counsel and other service providers and any amounts owed under consulting, employment, service or similar agreements that will be assumed in full by Fairway, it being understood that the amount owed to each person on the list may be furnished after the Rescission Closing Time, but that Fairway will not be required to assume any payment to the extent that it is not documented in writing and does not relate to or is not based on the time during which Fairway was involved with Kinetic (the “Payable List”). Upon approval of the Payable List, Fairway will deliver evidence that each vendor has been notified that the obligation has been assumed in full by Fairway.

1.4. Further Assurances. In addition to the foregoing, before, at, and/or following the Rescission Closing Time, and from time to time, each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Rescission contemplated hereby, including: (i) rescinding and unwinding the Subject Transaction, the Subject Contribution, and the Subject Securities Issuance; and (ii) restoring the Parties to their respective positions prior to the Subject Transaction, restitutio in integrum.

1.5 Resignations. Prior to the Effective Date, Aitan Zacharin was appointed to the Kinetic’s Board of Directors followed by the resignation of Nathan Rosenberg as a member of the Board of Directors and from all officerial positions of Kinetic. Aitan Zacharin was appointed to all of Kinetic’s officerial positions. On or prior to the Rescission Closing Time, Mr. Zacharin will cause Kinetic to submit a filing with the U.S. Securities Exchange Commission to report the resignation of Mr. Rosenberg and his appointment as a director and officer of Kinetic.

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2. Representations and Warranties of Kinetic and Covenants of Kinetic

Kinetic represents and warrants to the Corette Parties and Corette Principals, and as applicable covenants to the Corette Parties and Corette Principals, that, as of the Rescission Closing Time:

2.1 Authorization. All corporate action on the part of Kinetic and its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of Kinetic hereunder has been taken, including the consents, acknowledgements, and approvals from the Subject Kinetic Investors (defined below) and Subject Kinetic Note Holders. This Agreement constitutes a valid and legally binding obligation of Kinetic, enforceable in accordance with these terms.

2.2 Corporate Organization of the Kinetic. Kinetic is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

2.3 Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the Rescission provided for herein will: (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust, or other instrument or document to which Kinetic is a party; or (ii) violate any order, writ, injunction, decree, law, statute, rule, or regulation applicable to Kinetic.

2.4 Information and Statements. No representation or warranty made by Kinetic with respect to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

2.5 Cooperation on and Understanding with Respect to Tax Matters. Kinetic agrees to furnish or cause to be furnished to the applicable Corette Party and/or Corette Principal upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to this Agreement as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit, or proceeding relating to any proposed tax adjustment. For the avoidance of doubt, because the Subject Transaction is void ab initio, all profits, losses, and other tax and accounting elements and attributes arising from Fairway and Solstice shall be allocated and credited entirely to Corette, and in no manner to Kinetic, including without limitation, with respect to any and all time periods from and after the Rescission Effective Time and until the Rescission Closing Time.

2.6 Capitalization and Conduct of Business. From July 1, 2019, through and including the Rescission Closing Time, except for the Subject Transaction and the Rescission thereof, no purchases or sales of Kinetic’s capital securities or options or other rights thereto, recapitalization, or financing, or conduct of business out of the ordinary course, was taken by Kinetic, including, without limitation: (i) any sale, transfer, conveyance, or issuance of securities in Kinetic, Fairway or Solstice, other than to the parties listed on Appendix 1 attached hereto (such parties, the “Subject Kinetic Investors”); (ii) any grant of an option or other right to acquire securities in Kinetic, Fairway, or Solstice; (iii) any encumbrance of securities or membership interest in Kinetic, Fairway, or Solstice; (iv) any sale, transfer, conveyance, or encumbrance of Kinetic’s, Fairway’s, or Solstice’s assets; (v) any financing or refinancing by or with regard to Kinetic (other than to the Subject Kinetic Note Holders listed on Appendix 2), Fairway, or Solstice; (vi) any amendment to Kinetic’s Articles of Incorporation, Bylaws, or state filings (including, annual lists or similar reports filed with each applicable secretary of state in which Kinetic is formed or qualified to do business); (vii) any amendment to Fairway’s Articles of Organization, Operating Agreement, or state filings (including, annual lists or similar report filed with each applicable secretary of state in which Fairway is formed or qualified to do business); (viii) any amendment to Corette’s Certificate of Formation, Operating Agreement, or state filings (including, annual lists or similar report filed with each applicable secretary of state in which Corette is formed or qualified to do business); (ix) any amendment to Solstice’s Certificate of Formation, Operating Agreement, or state filings (including, annual lists or similar report filed with each applicable secretary of state in which Solstice is formed or qualified to do business); or (x) any agreement that, by its terms, if carried out, would result in any of the foregoing.

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2.7 Free and Clear; Entire Interest. The Subject Membership Interest is free and clear of all liens, charges, equities, restrictions, and encumbrances and constitute all of the interests exchanged in connection with the Subject Transaction, and that upon the effectiveness of the Rescission, Kinetic shall no longer directly or indirectly own any interest equity or other interest in any of the Corette Parties.

2.8 Assignments; Transfers. Kinetic represents and warrants that there has been no assignment or transfer of or grant of a security interest in or encumbrance upon the Subject Membership Interest.

2.9 Review of Agreement. Kinetic represents and warrants on its own behalf, and has also obtained written confirmation from the Subject Kinetic Investors and Subject Kinetic Note Holders, that each such party: (i) has carefully read this Agreement; (ii) knows the contents of this Agreement; (iii) has had the advice of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by Kinetic, except for those representations, statements, and promises expressly set forth herein.

3. Representations and Warranties of the Corette Parties

The Corette Parties each represent and warrant to Kinetic that, as of the Rescission Closing Time:

3.1 Authorization. All corporate action on the part of each applicable Corette Party and their respective officers, managers and members necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of the respective Corette Party hereunder has been taken, including the consents, acknowledgements, and approvals from Fairway to assume in full the Redeemable Notes. This Agreement constitutes a valid and legally binding obligation of each Corette Party, enforceable in accordance with its respective terms.

3.2 Corporate Organization of the Corette Parties. The Corette Parties are each limited liability companies duly organized, validly existing, and in good standing under the laws of the state of its organization and has full entity power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

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3.3 Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the Rescission provided for herein will: (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust, or other instrument or document to which each Corette Party is a party; or (ii) violate any order, writ, injunction, decree, law, statute, rule, or regulation applicable to any of the Corette Parties.

3.4 Information and Statements. No representation or warranty made by or on behalf of the Corette Parties with respect to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

3.5 Cooperation on and Understanding with Respect to Tax Matters. The Corette Parties each agree to furnish or cause to be furnished to each other upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to this Agreement as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit, or proceeding relating to any proposed tax adjustment. For the avoidance of doubt, because the Subject Transaction is void ab initio, all profits, losses, and other tax and accounting elements and attributes arising from Kinetic shall be allocated and credited entirely to Kinetic, and in no manner to the Corette Parties, including without limitation, with respect to any and all time periods from and after the Rescission Effective Time and until the Rescission Closing Time.

3.6 Free and Clear; Entire Interest. Corette represents and warrants that the Subject Shares are free and clear of all liens, charges, equities, restrictions, and encumbrances. Corette further represents and warrants that the Subject Shares constitute the all of the interests exchanged in connection with the Subject Transaction, and that upon the effectiveness of the Rescission, Corette shall no longer directly or indirectly own any interest equity or other interest in Kinetic.

3.7 Assignments; Transfers. Corette represents and warrants that there has been no assignment or transfer of or grant of a security interest in or encumbrance upon the Subject Shares.

4. Mutual Release

4.1 Release. Each Party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees, executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves, and discharges the other Party and its Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other Party and its Affiliates, including, without limitation, claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act, or omission occurring or arising from the Subject Transaction; except for those arising from this Agreement, including, without limitation, in connection with the representations and warranties contained herein.

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4.2 No Admissions of Liability. Each Party acknowledges that this mutual release does not constitute an admission of any liability on the part of either of the undersigned.

5. Indemnification.

5.1 Survival. The representations, warranties, covenants and agreements in this Agreement shall survive execution and delivery of and the Closing under this Agreement for the applicable statutory limitation period.

5.2 Agreement to Indemnify.

(a) By Kinetic. Subject to the terms and conditions of this Section 5, Kinetic (collectively, the “Kinetic Indemnifying Parties”) each hereby agree to indemnify, defend, and hold harmless the Corette Parties and the Corette Principals and their respective directors, managers, members, officers, shareholders, agents, representatives, successors, heirs and assigns (each, a “Corette Indemnified Party”) from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses (collectively, “Damages”), directly asserted against, resulting to, imposed upon or incurred by a Corette Indemnified Party at any time after the date hereof, by reason of, resulting from or in connection with: (i) any failure or breach by the Kinetic Indemnifying Parties to perform any of its covenants, agreements, or obligations under this Agreement; (ii) any inaccuracy or incompleteness of any of the representations and warranties of Kinetic contained in this Agreement; (iii) any act and/or omission by Kinetic, including, without limitation, any act taken, or any document executed, by Corette, and/or the Corette Principals, as applicable, as a member of the Board of Directors or officer of Kinetic, or upon advice of Kinetic’s counsel; or (iv) claims from or related to the Subject Transaction and the Rescission (collectively, the “Corette Claims”).

(b) By Corette. Corette hereby agrees to indemnify, defend, and hold harmless Kinetic and its, officers, directors, shareholders, agents, representatives, successors, and assigns (each, a “Kinetic Indemnified Party”) from and against all Damages, directly asserted against, resulting to, imposed upon or incurred by a Kinetic Indemnified Party at any time after the date hereof, by reason of, resulting from or in connection with: (i) any failure or breach by the Corette to perform any of its covenants, agreements, or obligations under this Agreement; or (ii) any inaccuracy or incompleteness of any of the representations and warranties of Corette, Fairway, or Solstice contained in this Agreement (collectively, the “Kinetic Claims”).

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5.3 Conditions of Indemnification. The obligations and liabilities of the Kinetic Indemnifying Parties or Corette Indemnifying Parties, as the case may be (the “Indemnifying Party”) under Section 5.2 with respect to any of the Corette Claims or Kinetic Claims, as the case may be (the “Claims”), made by third parties shall be subject to the following terms and conditions:

(a) The Kinetic Indemnified Party or the Corette Indemnified Party, as the case may be (the “Indemnified Party”) will give the Indemnifying Party prompt notice of such Claim, and subject to Section 5.3(c), the Indemnifying Party will assume the defense thereof by representatives chosen by it and reasonably satisfactory to the Indemnified Party; provided, however, that the failure to provide prompt notice regarding such a Claim shall not relieve the Indemnifying Party of its obligations hereunder unless, and only to the extent, such failure shall have materially and adversely prejudiced the defense against such Claim. The Indemnifying Party shall not be entitled to compromise or settle any such Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld, conditioned or delayed) unless such settlement or compromise includes a full and complete release of the Indemnified Party of all liability and obligations under or in connection with such Claim.

(b) If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to assume the defense thereof, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim at the Indemnifying Party’s cost and expense.

(c) Anything in this Section 5.3 to the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend such Claim, subject to payment of its own attorney fees, or compromise or settle such Claim with the consent of the Indemnifying Party (which will not be unreasonably withheld, conditioned or delayed), and to enforce its rights against the Indemnifying Party to indemnification under this Section 5.3 with respect to such Claim.

5.4 Remedies. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies available at law or in equity against any other party hereto.

5.5 Limitations. Notwithstanding any provision to the contrary contained in this Section 5 or the Agreement, the parties hereto agree that the maximum aggregate liability of Kinetic to a Corette Indemnified Party or Corette to Kinetic under this Agreement shall not exceed $50,000.00.

6. Miscellaneous

6.1 Counterparts. This Agreement may be executed in any number of counterparts, including facsimiles thereof, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

6.2 Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement represents the entire understanding of the Parties with reference to the transactions set forth herein and supersede all prior warranties, understandings and agreements heretofore made by the Parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the Party against whom the enforcement of any amendment, waiver, change or discharge is sought.

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6.3 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

6.4 Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

6.5 Governing Law; Arbitration; Attorneys’ Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of law. The exclusive venue for disputes hereunder, including, without limitation, disputes arising from or concerning interpretation, violation, invalidity, non-performance, or termination, shall be final and binding arbitration proceedings to be conducted in Clark County, Nevada under the Rules of Arbitration of the American Arbitration Association; provided, however, that in the event that any such dispute is not arbitrated thereby, the exclusive venue shall be the state and federal courts located in Clark County, Nevada. In the event of any dispute in relation to this Agreement, the prevailing Party in such dispute shall be entitled to receive its attorneys’ fees and all other costs and expenses of such action or suit.

6.6 Survival. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for herein, shall survive the Rescission Closing Time.

6.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT.

[signature page(s) follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

CORETTE, LLC, a Delaware limited liability company		KINETIC GROUP INC., a Nevada corporation

By:	/s/ Nathan Rosenberg	By:	/s/ Aitan Zacharin
Print Name:	Nathan Rosenberg	Print Name:	Aitan Zacharin
Title:	Managing-Member	Title:	President

Joinder

The undersigned hereby joins in the execution of this Agreement for the specific sections as set forth under their signature block

FAIRWAY, LLC,
a Nevada limited liability company

By:	Corette, LLC, a Delaware limited liability
Company, Manager

/s/ Nathan Rosenberg
Nathan Rosenberg, Managing-Member
Covering Section 1.3 of Agreement

[signature page to Rescission Agreement]

APPENDIX 1
Subject Kinetic Investors

Robert Frankel	2,471,900(1)
David “Shragie” Lieber	2,471,900(1)
Total:	4,943,800 Shares of Kinetic Common Stock

(1)	These Shares of Kinetic Common Stock held by Robert Frankel and David “Shragie” Lieber (the “Purchasers”) were acquired pursuant to a series of agreements (each a “Stock Purchase Agreement (Non-Affiliate)”) which were each dated as of August 26, 2019 by and between the Purchasers (for Shares purchased in each in equal amounts) and the sellers listed on the next page, in the amounts and for the purchase prices listed therewith.

[Purchasers listed on following page]

KINETIC GROUP INC.

Restricted Shares	Certificate No.	Total No. of Shares	Shares Being Retained	No. of Shares Being Sold	Agt. No.	Purchase Price
YAROSLAV STARTSEV	35	1,300,000	-200	1,299,800	ASPA1	$187,219
NIKOLAI KUZMIN	37	1,050,000	-200	1,049,800	ASPA2	$151,209
AFFILIATE TOTALS		2,350,000		2,349,600		$338,428
TIMOTHY BARKER	36	400,000	-200	399,800	NASPA10
JENNIFER L. BARKER	38	30,000	-200	29,800	NASPA10
FRANCISCO R. PEREZ	39	30,000	-200	29,800	NASPA10
SCOTT M. PETERSON	40	30,000	-200	29,800	NASPA10
JOHN A. TRAHE	41	30,000	-200	29,800	NASPA10
ALISON J. TRAHE	42	30,000	-200	29,800	NASPA10
HERNANDO A. OTERO	43	30,000	-200	29,800	NASPA10
NASPA10 TOTALS		580,000		578,600		$11,572
RESTRICTED TOTALS		2,930,000	1,800	2,928,200		$350,000

Non-Restricted Shares	Certificate No.	Total No. of Shares Owned	Shares Being Retained	No. of Shares Being Sold	Agt. No.	Purchase Price
DMITRIY SAMUYLOV	12	70,000	-200	69,800	NASPA1
KIRILL TYCHINSKIY	14	60,000	-200	59,800	NASPA1
YURIY VETCHINNIKOV	17	60,000	-200	59,800	NASPA1
GALINA USYNINA	23	60,000	-200	59,800	NASPA1
NASPA1 TOTALS		250,000		249,200		$6,206
VADIM POLISHCHUK	3	70,000	-200	69,800	NASPA2
ELENA MAYOROVA	20	60,000	-200	59,800	NASPA2
VALENTINA NEBYLITSYNA	28	60,000	-200	59,800	NASPA2
ELENA TCHAYNIKOVA	31	60,000	-200	59,800	NASPA2
NASPA2 TOTALS		250,000		249,200		$6,206
EKATERINA KONDRATEVA	9	60,000	-200	59,800	NASPA3
EVGENIY KRYAZHEV	15	60,000	-200	59,800	NASPA3
MIKHAIL KASHAVSKIY	21	60,000	-200	59,800	NASPA3
MAKSIM POCHEVALOV	18	70,000	-200	69,800	NASPA3
NASPA3 TOTALS		250,000		249,200		$6,206
LYUDMILA KARAVAEVA	6	60,000	-200	59,800	NASPA4
SERGEY ERMAKOV	29	60,000	-200	59,800	NASPA4
SERGEY GALIMSKIY	30	60,000	-200	59,800	NASPA4
GENNADIY NEPOCHATYKH	24	70,000	-200	69,800	NASPA4
NASPA4 TOTALS		250,000		249,200		$6,206
ELENA BUBNOVA	8	60,000	-200	59,800	NASPA5
MAKSIM BUGAEV	11	60,000	-200	59,800	NASPA5
SERGEY DZHALALOV	13	60,000	-200	59,800	NASPA5
RAMZIYA MINNEGALIEVA	34	70,000	-200	69,800	NASPA5
NASPA5 TOTALS		250,000		249,200		$6,206
ANASTASIYA ATYANINA	19	60,000	-200	59,800	NASPA6
VALERIY LYAKUTIN	5	70,000	-200	69,800	NASPA6
ELENA LEONTEVA	27	70,000	-200	69,800	NASPA6
NASPA6 TOTALS		200,000		199,400		$4,967
VIKTOR KRYUKOV	64	63,800	-200	63,600	NASPA7
NATALYA GUBINA	4	70,000	-200	69,800	NASPA7
ANDREY KRAMARENKO	10	70,000	-200	69,800	NASPA7
NASPA7 TOTALS		203,800		203,200		$5,061
EKATERINA ERMAKOVA	7	70,000	-200	69,800	NASPA8
PAVEL FEDKOV	16	70,000	-200	69,800	NASPA8
NIKOLAY GALEPA	22	70,000	-200	69,800	NASPA8
NASPA8 TOTALS		210,000		209,400		$5,216
OLESYA BARINOVA	32	70,000	-200	69,800	NASPA9
MAKSIM BARINOV	33	80,000	-200	79,800	NASPA9
NASPA9 TOTALS		150,000		149,600		$3,726
NON-RESTRICTED TOTALS		2,013,800	6,200	2,007,600		$50,000

COMBINED TOTALS (REST. & NON-REST.)		4,943,800	8,000	4,935,800		$400,000

APPENDIX 2
Subject Kinetic Note Holders

Yuval Shani(1)	$125,000.00
Suresh Mahtani(2)	$400,000.00
Shaidim Enterprises, LLC(3)	$1,200,000.00
Total	$1,725,000.00

(1)	Pursuant to that certain Convertible Redeemable Note dated on or about November 20, 2019.
(2)	Pursuant to that certain Convertible Redeemable Note dated on or about December 9, 2019.
(3)	Pursuant to that certain Convertible Redeemable Note dated on or about December 23, 2019.